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                            BIOSPHERICS INCORPORATED

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                                 EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT


    EMPLOYMENT AGREEMENT, is entered into on the 17th day of November, 1995, but should be effective as of the 28th of January, 1995, between Biospherics Incorporated, a Delaware corporation (the "Corporation"), and Gilbert V. Levin (the "Executive").

    WITNESSETH:

    WHEREAS, the Corporation is engaged in providing information services in health, pharmaceutical and civic areas; in providing services in the areas of chemistry, biology, exobiology, microbiology, occupational health, air and water pollution and hazardous wastes control, industrial hygiene; and in the development of proprietary products; and

    WHEREAS, the Executive has been engaged as an expert and corporate executive in major enterprises in the areas indicated above; and

    WHEREAS, the Executive is presently, and has been since the formation of the Corporation, President of the Corporation; and

    WHEREAS, during the period of the Executive's employment the Corporation has greatly enhanced its activities and prestige largely as a result of the activities on behalf of the Corporation by the Executive; and

    WHEREAS, the Executive has led the Company's effort to commercialize its non-fattening sugar as a major food products ingredient, and its safe-for-humans pesticides; and

    WHEREAS, the value of the services provided by the Executive to the Corporation in the past have had a value in excess of the compensation actually paid to the Executive by the Corporation; and

    WHEREAS, the Corporation desires to provide additional compensation to the Executive for the services previously rendered to the Corporation in order to assure that the Executive will continue to render substantial services to the Corporation and to any joint venture or subsidiary which may be formed to exploit its products and services,

    NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the Corporation and the Executive do hereby agree, each with the other, as follows:

1.  FULL-TIME EMPLOYMENT OF EXECUTIVE.

    1.1. DUTIES AND STATUS.

         1.1.1. The Corporation hereby engages the Executive as a full-time executive employee for the period (the "Employment Period") specified in Section 4 and the Executive accepts such employment, on the terms and conditions set forth in this Agreement. During the Employment Period, the Executive shall exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive for the Corporation immediately prior to the effective date of this Agreement.

         1.1.2. During the Employment Period, the Executive shall (i) devote his full time and efforts to the business of the Corporation and its subsidiaries or affiliates, including, without limitation, efforts to commercialize its non-fattening sugar and/or other products and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts or interferes with the performance of his duties hereunder in any way and (ii) accept such additional office or offices to which he may be elected by the Board of Directors of the Corporation or its subsidiaries or affiliates, including, without limitation, any joint venture or subsidiary

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                            BIOSPHERICS INCORPORATED

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formed to commercialize the Company's non-fattening sugar and/or other products, provided that the performance of the duties of such office or offices shall be consistent with the scope of the duties provided for in Section 1.1.1.

         1.1.3. The Executive shall be required to perform the services and duties provided for in Section 1.1.1. only at the location where the Executive was employed immediately prior to the effective date of this Agreement or such other location of the principal executive offices of the Corporation in the Washington, D.C. greater metropolitan area as the Board of Directors of the Corporation may designate. The Executive shall be entitled to vacation, leave of absence, and leave for illness or temporary disability in accordance with the policies of the Corporation in effect, which shall not be less favorable than those in effect at the date of this Agreement; and any leave on account of illness or temporary disability which is short of total disability, as defined in the Corporation's long-term disability insurance plan ("Total Disability"), shall not constitute a breach by the Executive of his agreements hereunder.

    1.2. COMPENSATION AND GENERAL BENEFITS. As compensation for his services under this Agreement, the Executive shall be compensated as follows:

         1.2.1.    The Corporation shall pay the Executive an annual base
salary of $190,000. Such salary shall increase annually by the greater of (i) three percent (3%) over the previous year or (ii) at such greater amount as is
determined by the Board of Directors of the Corporation.   Such salary shall be
payable in equal, semi-monthly installments. Such salary shall be subject to normal periodic review at least annually for increases based on the policies of the Corporation and contributions to the enterprises, but in no event shall such base salary be adjusted downward.

         1.2.2. The Executive shall be eligible to participate in such profit-sharing, stock option, bonus, incentive and performance award programs which provide opportunities to receive compensation which are the greater of the opportunities (i) then provided by the Corporation to executives with reasonably comparable authority and duties (and in any event not lesser than those provided to executives with junior authority or duties), or (ii) available to the Executive immediately prior to the effective date of this Agreement. Upon signing this Agreement, the Executive shall be given a stock option for 100,000 shares of Biospherics' common stock under the Biospherics Non-Qualified Stock Option Plan. The exercise price shall be $ 9.375/share. The option shall be immediately exercisable in whole or part, and otherwise remain in force and exercisable as to the remainder or any part for a period of five years from the date issued.

         1.2.3. The Executive shall be entitled to receive employee benefits, including, without limitation, pension, disability, group life, sickness, accident and health insurance programs and split-dollar life insurance programs, and perquisites provided by the Corporation to executives which are the greater of the employee benefits and perquisites (i) then provided by the Corporation to executives with comparable authority or duties (and in any event not lesser than those provided to executives with junior authority or duties), or (ii) available to the Executive immediately prior to the effective date of this Agreement. The health insurance benefits received by the Executive shall continue for the Executive and the Executive's spouse following the retirement of the Executive and until the death of the survivor of the Executive and the Executive's spouse.

         1.2.4. The Corporation shall pay the premiums as required to maintain a life insurance policy or policies with a death benefit of not less than $5,000,000 payable on the death of the last to survive of Gilbert V. Levin and M. Karen Levin to provide liquidity to the last survivor's estate in the event of his or her death. The benefits paid by policy or policies will be used in the manner described in the Restated Stock Redemption Agreement signed January 15, 1996, between the Company and Gilbert V. Levin and M. Karen Levin.

         1.2.5. The Corporation shall reimburse the Executive for all reasonable expenses incurred by the Executive in the performance of his duties hereunder.

2.  COMPETITION; CONFIDENTIAL INFORMATION.

    2.1. GENERAL. The Executive and the Corporation recognize that due to the nature of his prior association with the Corporation and of his engagements hereunder, and the relationship of the Executive to the Corporation, both in the past as an executive and in the future hereunder, the Executive has had access to and has acquired, will have access to and will acquire, and has assisted in and may assist in developing, confidential and proprietary information relating to the business

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                            BIOSPHERICS INCORPORATED

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and operations of the Corporation and its affiliates, including, without limiting the generality of the foregoing, information with respect to their present and prospective research projects; products, systems and processes (whether or not patentable); customers and agents; and sales and marketing methods. The Executive acknowledges that such information has been and will continue to be of central importance to the business of the Corporation and its affiliates and that disclosure of it to or its use by others could cause substantial loss to the Corporation. The Executive and the Corporation also recognize that an important part of the Executive's duties will be to develop good will for the Corporation and its affiliates through his personal contact with customers, agents and others having business relationships with the Corporation and its affiliates, and that there is a danger that this good will, a proprietary asset of the Corporation and its affiliates, may follow the Executive if and when his relationship with the Corporation is terminated. The Executive accordingly agrees as follows:

    2.2. NON-COMPETITION.

         2.2.1. During the Employment Period the Executive will not, directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of the Corporation or their affiliates, engage in any activity competitive with the business of the Corporation or its affiliates, nor will he, in competition with the Corporation or its affiliates, solicit or otherwise attempt to establish for himself or any other person, firm or entity, any business relationships with any person, firm or corporation which was, at any time during the Employment Period, a customer of the Corporation or one of its affiliates.

         2.2.2. Nothing in this Section 2.2. shall be construed to prevent the Executive from owning, as an investment, not more than 1% of a class of equity securities issued by any competitor of the Corporation or its affiliates and publicly traded and registered under Section 12 of the Securities Exchange Act of 1934.

    2.3. TRADE SECRETS. The Executive will keep confidential any trade secrets or confidential or proprietary information of the Corporation and its affiliates which are now known to him or which hereafter may become known to him as a result of his employment or association with the Corporation and shall not at any time directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of the Corporation or its affiliates during and at all times after the expiration of the Employment Period. For purposes of this Agreement, "trade secrets or confidential or proprietary information" means information unique to the Corporation or any of its affiliates which has a significant business purpose and is not known or generally available from sources outside the Corporation or any of its affiliates or typical of industry practice.

    2.4. INTELLECTUAL PROPERTY.  Throughout the Employment Period, the
Executive will disclose to the Corporation all processes, operations, products or improvements developed by him which relate directly or indirectly to the business of the Corporation or its affiliates which may be patentable or copyrightable. The Executive agrees that such will be the property of the Corporation and that he will, at the Corporation's request and cost, do whatever is necessary to secure the rights thereto by patent or copyright.

3. CORPORATION'S REMEDIES FOR BREACH. It is recognized that damages in the event of breach of Section 2 by the Executive would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Corporation, in addition to and without limiting any other remedy or right they may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and the Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Corporation may have.

4.  EMPLOYMENT PERIOD.

    4.1. DURATION. The Employment Period shall commence on the effective date of this Agreement and shall continue until the earlier of (i) close of business on December 31, 1997 or (ii) any termination of this Agreement that does not constitute an improper termination as defined in Section 4.3.1.

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                            BIOSPHERICS INCORPORATED

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    4.2. TERMINATION PAYMENTS.

         4.2.1. In the event of an improper termination of this Agreement (as defined in Section 4.3.1. of this Agreement), the Corporation shall pay to the Executive and provide him with the following:

              4.2.1.1. During the remainder of the Employment Period, the Corporation shall continue to pay the Executive his salary at the rate and as required by Section 1.2.1 and in effect immediately prior to the date of termination.

              4.2.1.2. During the remainder of the Employment Period, the Executive shall continue to be treated as an executive (at the level provided for in Section 1.1.1.) under the provisions of the Corporation's profit-sharing, bonus, incentive and performance award programs and any other incentive compensation arrangement described in Section 1.2.2. In addition, the Executive shall continue to be entitled to all benefits and service credits for benefits under any pension plan, or medical, insurance, split-dollar life insurance and other employee benefit plans, programs and arrangements of the Corporation described in Section 1.2.3. as if he were still employed during such period under this Agreement.

              4.2.1.3. If, despite the provisions of Section 4.2.1.2., benefits or the right to accrue further benefits under any profit sharing, bonus, incentive or performance award programs or other long-term incentive compensation arrangement described in Section 1.2.2. shall not be provided under any such arrangement to the Executive, or his dependents, beneficiaries and estate, because he is no longer an employee of the Corporation, the Corporation shall, to the extent necessary, provide, pay or provide for payment of amounts equal to the after tax benefits to the Executive, his dependents, beneficiaries and estate.

              4.2.1.4. If, despite the provisions of Section 4.2.1.2., benefits or service credits under any employee benefit plan, including, without limitation, benefits under any pension plan, or any medical, insurance, split-dollar life insurance and other employee benefit plans, programs and arrangements described in Section 1.2.3. shall not be payable or provided under any such plan to the Executive, or his dependents, beneficiaries and estate, because he is no longer an employee of the Corporation, the Corporation shall, to the extent necessary, pay or provide for payment of equivalent after tax benefits and service credits for such after tax benefits to the Executive, his dependents, beneficiaries and estate.

              4.2.1.5. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 4.2. by seeking employment or otherwise, nor shall the amount of any payment provided for in this Section 4.2 be reduced by any compensation or remuneration earned by the Executive as the result of employment by another employer, or self-employment, or as a partner, after the date of termination or otherwise.

         4.2.2. In the event of an improper termination, the Executive may elect, within 60 days after such termination, to elect to be paid a lump sum severance allowance, in lieu of termination payments, in an amount which is equal to the sum of all of the salary payments which he would have been entitled to receive in accordance with Section 4.2.1.1. In the event that the Executive makes an election pursuant to the preceding sentence to receive a lump sum severance allowance, then, in addition to such amount, he shall accelerate all future payments due with respect to (i) the pension benefits he would have accrued under any pension benefit plan maintained by the Corporation if he had remained in the employ of the Corporation for the remainder of the Employment Period, which benefits will be paid concurrently with, and in addition to, the benefits provided under such pension benefit plan, (ii) incentive compensation (including, but not limited to the right to participate in all of the Corporation's profit sharing plans and to receive and exercise stock options and stock appreciation rights and to receive bonuses and performance awards and similar incentive compensation benefits) to which he would have been entitled under this Agreement if he had remained in the employ of the Corporation for the remainder of the Employment Period, and (iii) employee benefits (including, but not limited to, coverage under any disability, group life, sickness, accident and health insurance programs, split-dollar life insurance arrangements or programs and prerequisite) to which he would have been entitled under this Agreement if he had remained in the employ of the Corporation for the remainder of the Employment Period. By accelerating all future payments as described in this Section 4.2.2., the Executive will have the right to receive an amount equal to the commuted actuarial value of those payments within sixty (60) days after the date of Executive's termination.

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         4.2.3.    In the event of a termination other than an improper
termination, the Executive shall be entitled to any salary accrued to the date of the termination, but shall not be entitled to any further salary or any further payments hereunder.

    4.3. DEFINITIONS. The following terms shall have the specified meanings when used in the Sections specified:

         4.3.1. In this Section 4, the term "improper termination" means termination (i) by the Corporation of the employment of the Executive with the Corporation for any reason other than death or Total Disability of the Executive, or cause; or (ii) of the employment of the Executive by resignation of the Executive due to (A) a significant change in the nature or scope of his authorities or duties from those contemplated in Section 1.1.1., (B) a merger or consolidation of the Corporation or other similar transaction which is likely to materially and adversely affect the financial ability of the Corporation or any successor assign thereto that agrees in writing to assume the obligations of the Corporation hereunder to perform this Agreement, (C) a reduction in total compensation and benefits from that provided in Section 1.2, or (D) the breach by the Corporation in any material respect of any other provision of this Agreement.

         4.3.2. In Section 4.3.1. the term "cause" means (i) a final judicial finding that Executive has been guilty of fraud, misappropriation or intentional material damage to the property or business of the Corporation or the commission of a felony; (ii) continuance of willful and repeated failure by the Executive to perform his duties in compliance with this Agreement after written notice to the Executive by the Board of Directors specifying such failure, provided that such "cause" shall have been found by a majority vote of the Board of Directors of the Corporation after at least 10 days' written notice to the Executive specifying the cause proposed to be claimed and after an opportunity for the Executive to be heard at meetings of such Boards of Directors; or (iii) a violation of Section 2 of this Agreement.

         4.3.3. In Section 4.2., "Employment Period" shall mean the full period for which the Employment Period would have continued, without any improper termination, under Section 4.3.1.

         4.3.4. In Section 2.2.1., "Employment Period" shall mean the full period for which the Employment Period would have continued under Section 4.1. in the event of any termination of the employment of the Executive which is not an improper termination as defined in Section 4.3.1.

5. LEGAL COSTS. If the Corporation shall fail to pay or provide for payment of any amounts required to be paid or provided for hereunder at any time, the Executive shall be entitled to consult with counsel, and the Corporation agrees to pay the reasonable fees and expenses of independent counsel for the Executive in advising him or in bringing any proceedings, or in defending any proceedings, involving the Executive's rights under this Agreement, such right to reimbursement to be immediate upon the presentment by Executive of written billings for such reasonable fees and expenses. The Executive shall be entitled to the prime rate of interest established from time to time at NationsBank, or its successors or successors in interest for any payments of such expenses, or any other payments under this Agreement, that are overdue.

6. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Corporation or, in the case of the Corporation, at its principal executive offices.

7. BINDING AGREEMENT. This Agreement shall be effective as of the effective date hereof and shall be binding upon and inure to the benefit of the Executive, his executors, administrators and personal representatives. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon any successor of the Corporation as defined in
Section 1-l0l(u) of the Maryland General Corporation Law as now in effect; provided, that this Agreement may not be assigned by the Corporation without the consent of the Executive, and in the case of a successor by transfer of all or substantially all of the assets of the Corporation, or any other successor in which the Corporation does not cease to exist by operation of the transaction in question as a matter of law, the Corporation shall not be relieved of its obligations hereunder.

8. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the Executive and the Corporation with respect to the subject matter hereof and supersedes any and all prior understandings written or oral (including but not

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                            BIOSPHERICS INCORPORATED

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limited to the Employment Agreement dated as of December 31, 1987, between the
Corporation and the Executive). This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties. This Agreement shall be governed by the laws of the State of Maryland and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

9. INDEMNIFICATION. In addition to any indemnification rights the Executive may have by statute, by-law or otherwise, the Corporation to the fullest extent permitted by, and in accordance with and subject to the requirements of, the General Corporation Law of the State of Delaware, (i) shall indemnify the Executive and hold him harmless for all losses, costs, expenses or liabilities (whether or not arising during the Employment and pay all expenses, including reasonable attorneys' fees and court fees, actually and necessarily incurred by the Executive in connection with the investigation or defense of, or being a witness in, any such action, suit or proceeding and in connection with any appeal thereof.

10. OTHER AGREEMENTS. Each of the Supplemental Executive Retirement Plan Agreement dated as of February 17, 1993, by and between the Corporation and the Executive (the "SERP Agreement"), and the Consulting Agreement dated as of February 17, 1993, by and between the Corporation and the Executive (the "Consulting Agreement") are amended by deleting from Section 1 thereof the phrase "Employment Agreement dated December 31, 1987" and substituting in lieu thereof the phrase "Employment Agreement dated November 17, 1995".

The Deferred Compensation Agreement dated as of march 13, 1981, by and between the Corporation and the Executive, and amended on October 14, 1982, and December 31, 1987, is amended by deleting from the second Whereas of the December 31, 1987 Amendment the phrase "January 27, 1995" and substituting in lieu thereof the phrase "until the end of the Employment Period as defined in Section 4.1 of the Executive's Employment Agreement dated November 17, 1995." The Stock Redemption Agreement dated as of August 16, 1978, by and between the Corporation and the Executive, as amended October 14, 1982, and as must be further amended to comport to the changed dollar benefit of the insurance currently funding said Stock Redemption Agreement, and to the changed designation of the insured from the Executive to the last to service of the Executive and M. Karen Levin, is amended by deleting from Amendment No. 1, dated October 14, 1982, First, all phrases "three million dollars ($3,000,000)", and "three million dollar ($3,000,000)" and substituting in lieu thereof the phrases "five million dollars ($5,000,000) and "five million dollar ($5,000,000)", respectively. This same amendment No. 1, First, is further amended by adding the phrase "the Executive or" before the phrase "M. Karen Levin".

In all other respects, the SERP Agreement, the Consulting Agreement, the Deferred Compensation Agreement and the Stock Redemption Agreement are ratified and confirmed as of the date hereof.

         IN WITNESS WHEREOF, the parties have executed, under seal, and delivered this Agreement the date first above written.

                                       BIOSPHERICS INCORPORATED
                                       BOARD OF DIRECTORS


ATTEST_____________      By: _____________
                                               Lionel V. Baldwin, Chair
                                               Compensation Committee


ATTEST______________           _____________
    Gilbert V. Levin

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